UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 20, 2024
Date of Report (date of earliest event reported)

Asensus Surgical, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

1 TW Alexander Drive, Suite 160
Durham, NC 27703
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	ASXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On August 20, 2024, Asensus Surgical, Inc., a Delaware corporation, (the “Company”) held a virtual special meeting of stockholders (the “Special Meeting”) to consider and vote on the proposals set forth in the definitive proxy statement of the Company prepared in connection with the Merger (as defined below) filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 5, 2024.

At the Special Meeting, the total number of shares represented in person or by proxy was 161,446,008 of the 272,616,330 shares of Common Stock of the Company outstanding and entitled to vote at the Special Meeting as of the record date, June 28, 2024, each of which was entitled to one vote for each proposal at the Special Meeting. This represents approximately 59.2% of the total shares of Common Stock of the Company outstanding and entitled to vote, constituting a quorum to conduct business. The following matters were voted upon at the Special Meeting:

1.            Merger Agreement Proposal. The stockholders voted to approve the proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 6, 2024, by and among the Company, KARL STORZ Endoscopy-America, Inc., a California corporation (“Parent”), and Karl Storz California Inc., a California corporation (“Merger Sub”), pursuant to which the Company would be acquired by way of a merger with and into Merger Sub with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent (the “Merger”). The stockholder vote was as follows:

137,258,840 Votes	FOR the resolution
23,156,038 Votes	AGAINST the resolution
1,051,130 Votes	ABSTAIN

2.            Merger-Related Compensation Proposal. The stockholders voted to approve, in a non-binding advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger. The stockholder vote was as follows:

123,817,981 Votes	FOR the resolution
34,078,887 Votes	AGAINST the resolution
3,569,139 Votes	ABSTAIN

3.            Adjournment Proposal. The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the Merger Agreement Proposal was not voted upon at the Special Meeting because there were sufficient votes to approve the Merger Agreement Proposal.

The parties intend to close the Merger transaction on August 22, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASENSUS SURGICAL, INC.

Date: August 20, 2024	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief
Financial Officer